Versum Materials to Acquire Dynaloy, a Leading Cleans Solutions Supplier for Semiconductor Advanced Packaging

•	Advances Surface Prep and Clean (SP&C) materials position for semiconductor advanced packaging

•	Expands Versum’s technology portfolio and technical capabilities

•	Aligns with strategy for value-enhancing inorganic bolt-on investments

TEMPE, AZ, July 11, 2017 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading global materials supplier to the semiconductor industry, announced today that it has agreed to acquire Dynaloy, LLC from Eastman Chemical Company (NYSE: EMN) for approximately $13 million. Dynaloy is a leading supplier of formulated cleaning solutions for the semiconductor and specialty manufacturing industries.

“We are excited for the Dynaloy team to join Versum," said Edward Shober, Senior Vice President, Materials. "With a strong patented product portfolio and customer relationships, the acquisition of Dynaloy exemplifies Versum’s strategy to enhance its SP&C technology capabilities and product offerings to the growing advanced packaging materials market in the semiconductor industry.”

Versum Materials’ SP&C technologies are used to selectively etch and remove residue and contamination during multiple steps of the integrated circuit fabrication process. After closing, Dynaloy’s business will be integrated into Versum’s portfolio of SP&C formulated product offerings and will strengthen and accelerate its growth in Advanced Packaging, one of the fastest growth segments in the cleans market.

“Dynaloy’s business with its technology, products, people, skills, knowledge, and expertise complements Versum’s SP&C business,” said Dr. Tianniu Rick Chen, General Manager for Materials’ Surface Prep and Clean. “Together, we look forward to continuously driving value for our customers through innovative advanced cleaning offerings.”

The transaction is expected to close during the fiscal fourth quarter 2017. It will be funded from cash on hand and is expected to be accretive to earnings in the first full year of operation.
About Versum Materials
Versum Materials, Inc. (NYSE: VSM) is a leading electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.
A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials, which began trading October 3, 2016 on the NYSE as an independent company, has annual sales of approximately $1 billion, 1,900 employees and 10 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation on October 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).
For additional information, please visit http://www.versummaterials.com.
Investor Inquiries:
Nahla A. Azmy, 480-482-4334
Nahla.Azmy@versummaterials.com
Media Inquiries:
Tiffany Zinn, 480-282-6475
Tiffany.Zinn@versummaterials.com

Forward-Looking Information:
This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by references to future periods, and include statements about the anticipated closing date, and the impact of this acquisition, including our expectations as to earnings per share accretion and future profitability. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, the risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and in our subsequent periodic filings.